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                                                                    Exhibit 23.7

                      Consent of Independent Accountants


We hereby consent to the use in the Secondary Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 27, 1996 relating to the financial statements of Plymouth Cogeneration Limited Partnership, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts."


Price Waterhouse LLP

Hartford, Connecticut
November 26, 1996